AGREEMENT, entered into as of October 10, 1997
(the "Agreement"), among Arlene Scanlan ("Scanlan"),  Lancit
Media Entertainment, Ltd. ("Lancit") and The Strategy
Licensing Company, Inc. ("Strategy").
                  WHEREAS, pursuant to a Stock Exchange Agreement between Lancit and Scanlan, dated October 1, 1993, Lancit acquired 85% of the outstanding shares of capital stock of Strategy from Scanlan and Scanlan retained the remaining 15% of the stock;
                  WHEREAS, in connection with the sale of the stock to Lancit, Scanlan and Lancit entered into an Employment Agreement pursuant to which Scanlan acted as President of Strategy and, among other things, to a provision restricting her ability to compete with Strategy after the termination of her employment;
                  WHEREAS, the employment period under the Employment Agreement expired and Scanlan continued her employment with Strategy after the expiration; and
                  WHEREAS, Lancit, Strategy and Scanlan now desire to terminate Scanlan's employment with Strategy and Lancit desires to acquire the remaining 15% of the Strategy stock.
                  NOW THEREFORE, in consideration of the mutual covenants and representations herein set forth the parties agree as follows:

                  1.       Definitions.
                           "Affiliate" means a Person that directly, or
indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to (i) vote 50% or more of the Voting Stock of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
                           "Claims" means any and all actions, causes of
action, suits, debts, dues, sums of money, accounts, reckonings, bonds, notes, bills, specialities, covenants, contracts, controversies, variances, trespasses, damages, judgments, executions, claims (including without limitation, claims for indemnity, contribution, costs or attorneys's fees), demands and any and all proceedings whatsoever, whether in law, admiralty, equity or otherwise.
                           "Employment Agreement" means the Employment
Agreement between Strategy and Scanlan, dated July 1, 1993.
                           "Person" means any individual, corporation,
partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

                           "Shareholders Agreement" means the
Shareholders Agreement among Strategy, Lancit and Scanlan, dated December 14, 1993.
                           "Strategy Related Entities" means Strategy
and its Affiliates (including without limitation Lancit), Affiliates hereafter created, predecessors, representatives, heirs, successors and assigns, and the officers, directors, employees, shareholders, partners and agents, past, present and future, and the heirs, executors, administrators, insurers, legal representatives, predecessors, successors and assigns of each of the foregoing.
                  2. Stock Transfer. In consideration for all of the covenants and agreements contained herein, and in complete redemption of all her right, title and interest to all of the shares of capital stock of Strategy held by Scanlan (the "Shares"), concurrently with the execution of this Agreement, Scanlan shall transfer to Lancit, all of the Shares by executing a stock power in the form of Exhibit A hereto.
                  3.       Payment; Resignation.
                           3.1      Resignation.  Effective September 23,
1997 (the "Termination Date"), Scanlan's employment is terminated and she is no longer President of Strategy or a member of the Board of Directors of Strategy, and she no longer holds any other positions with Strategy and/or Lancit and any of their respective Affiliates. Scanlan has no right to reinstatement as an employee of Strategy and shall not seek reemployment, or employment by Lancit or any of its Affiliates.
                           3.2      Severance Payment.  Strategy shall pay
Scanlan $30,788.43 (the "Severance Payment"). Except for the Payment, Scanlan has no right to receive any money from Strategy or any of the Strategy Related Entities.
                           3.3      Termination of Shareholders Agreement.
Effective as of the date hereof the parties agree that the Shareholders Agreement shall be deemed terminated.
                           3.4      Exercise of Options.  As of the date
hereof, Scanlan holds 15,000 options to purchase Lancit common stock. Notwithstanding anything herein to the contrary, Scanlan shall have 3 months from the Termination Date to exercise such options.
                  4.       Releases and Exceptions to the Noncompete.
                           4.1      Exception to the Noncompete.  Effective
as of the date hereof, Strategy hereby waives its rights under the Covenant Not to Compete (the "Noncompete") contained in Section 7 of the Employment Agreement with respect to the properties and/or entities listed on Schedule A hereto. It is expressly agreed by the parties hereto that Scanlan shall continue to be bound by the terms of the Noncompete in all other respects, as well as the provisions of Sections 8 and 9 of the Employment Agreement. Scanlan acknowledges that except as provided on Schedule A hereto, the obligations created by the Noncompete expire on September 23, 1999, and that until such time she is bound by the terms thereof with the exception of the provisions of the first sentence of this Section 4.1.
                           4.2      Scanlan Release of the Strategy Related
Entities. Effective as of the date hereof, except for any Claims arising out of the obligations under this Agreement, Scanlan hereby releases and forever discharges the Strategy Related Entities from any and all Claims against any of the Strategy Related Entities, whether or not well-founded in fact or law, and whether or not known to Scanlan, which Scanlan ever had, now has, or might have in the future, upon or by reason of any matter, cause or thing, or any action or inaction, whatsoever from the beginning of the world to and including the date of this Agreement, including, without limitation, all Claims relating to her employment, the Employment Agreement or the Shareholders Agreement and all Claims which could arise under Title VII of the Civil Rights Act of 1964, as amended, the New York Human Rights Law, the Age Discrimination in Employment Act of 1967, and any and all other laws or obligations regulating the employment relationship between the parties.
                           4.3      The Strategy Related Entities Release of
Scanlan. Scanlan represents that she is not aware of any Claims that the Strategy Related Entities may have against her as of the date of this Agreement and that she is not aware that she has acted or failed to act in a manner giving rise to any such Claims. Based upon and subject to such representations, except for any rights they may have under this Agreement (including without limitation the provisions of the Employment Agreement referred to in Section 4.1), the Strategy Related Entities forever release and discharge Scanlan from any and all Claims against Scanlan, her heirs, successors and assigns, whether or not well-founded in fact or law, which they ever had, now have, or may have against Scanlan in the future upon or by reason of any matter, cause or thing, or any action or inaction whatsoever from the beginning of the world to and including the date of this Agreement, except for any Claims (i) caused by Scanlan's gross neglect or intentional misconduct, and (ii) arising out of the obligations created by the Agreement.
                  5. Settlement a Compromise; Not an Admission. The parties hereto, and each of them, understand and agree that the settlement effectuated by this Agreement is a compromise of disputed Claims, and is not intended nor is it to be construed as an admission of liability by any party hereto.
                  6. Irreparable Harm. Scanlan acknowledges that a breach of Sections 4.1 and 8 hereof could cause irreparable injury and harm to Strategy and Lancit and would cause damage for which a remedy at law would be inadequate. Therefore, the parties agree that Strategy and Lancit will be entitled, in addition to any other remedies that it may have, to a temporary restraining order, preliminary injunction, and/or permanent injunction or other equitable relief in any court of competent jurisdiction to prevent or otherwise to restrain a breach, or to compel specific performance, of any or all of Sections 4.1 and 8 of this Agreement. Nothing in this Section 6 shall be construed to prohibit or restrain Strategy and Lancit from pursuing any other remedies or rights available to Strategy and Lancit for any breach of this Agreement, including the remedy of damages and right of set-off.
                  7.       Representations and Warranties.
                           7.1      Representations and Warranties of
Scanlan. Scanlan makes the following representations and warranties to the Strategy Related Entities:
                                    7.1.1  No Assignment of Claims.  Scanlan
has not assigned or otherwise transferred any of the Claims being released herein.
                                    7.1.2  Possession of Documents.  Scanlan
does not have in her possession, custody or control, any books, records, videotapes, memoranda, papers, reports, correspondence, data, lists or documents of any description (whether in hard copy or on computer disks, computer hard drives or in other embodiments) which belong to Strategy or Lancit, or contain information relating to Strategy or Lancit.

                                    7.1.3  Authority. Scanlan has the
authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement when executed and delivered will constitute the valid and binding obligation of Scanlan, enforceable in accordance with its terms.
                                    7.1.4   No Representations by Strategy.
Scanlan acknowledges that none of the Strategy Related Entities has made any representations or warranties in connection with this Agreement or the transactions contemplated herein except those expressly set forth in Section 7.2.
                                    7.1.5  Knowledge; No Reliance.  Scanlan
is a sophisticated investor, familiar with the licensing industry generally and the business of Strategy in particular, and is being advised by, or has access to advice from, an experienced financial advisor. Scanlan has been a shareholder and the President of Strategy since its inception. Scanlan is aware of and has made full investigation of the operations, condition and prospects of Strategy and discussed and is familiar with the business, management, financial affairs and prospects of Strategy. Scanlan has, independently (or together with her financial advisor) and based upon such documents and information as she has available, made her own analysis and decision to enter into this Agreement. In connection with that decision, neither Strategy nor any of the Strategy Related Entities has made (and has no responsibility with respect to), and Scanlan is not relying upon, any representation or warranty, express or implied, or any duty of disclosure by Strategy as to any matter, including without limitation matters relating to the Shares.
                           7.2      Representations and Warranties of
Strategy and Lancit. Each of Strategy and Lancit has the authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement when executed and delivered will constitute the valid and binding obligation of each of Strategy and Lancit, enforceable in accordance with its terms.
                  8.       Confidentiality; Nondisparagement.  Neither
party, nor anyone acting on such party's behalf, shall
publish, disseminate or communicate to any person
whatsoever, directly or indirectly (except as required by
law and to such parties' attorneys, accountants or tax
advisors), information concerning this Agreement.  Scanlan
shall not make or cause to be made, any statement or
communicate any information that disparages the reputation
of the Strategy Related Entities or any business or property in which such entities have an interest.  Strategy and
Lancit shall use reasonable efforts to cause their officers, directors, shareholders and employees not to make or cause
to be made, any statement or communicate any information
that disparages the reputation of Scanlan.
                  9.       Return of Property; Cooperation.
                           9.1      Return of Property.  Strategy shall
deliver to Scanlan at the address listed in Section 11, all of the furniture listed on Schedule B hereto. Upon receipt of the furniture listed on Schedule B, Scanlan shall have received from the Strategy Related Entities all of her personal property.
                  10.      Taxes.  All payments hereunder are subject to
all applicable federal state and local tax, FICA and other
withholding requirements.
                  11.  Notices.   All  notices,   requests,   demands  or  other
communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by facsimile (and receipt thereof has been confirmed by return facsimile), in each case to the applicable addresses set forth below; provided that delivery shall be deemed complete when delivered to the address designated below and shall not require actual receipt by the individual to whom the communication's attention has been marked:

                  If to Scanlan:

                  Arlene Scanlan
                  15 Summer Hill Road
                  Westport, Connecticut
                  Facsimile No.:  (203) 259-4432

                  with a copy to:

                  Tenzer Greenblatt LLP
                  405 Lexington Avenue
                  New York, New York  10174
                  Attn:  Michael Mullman, Esq.
                  Facsimile No.:  (212) 885-5001

                  If to Lancit or Strategy, to each at:

                  601 West 50th Street
                  New York, New York  10019
                  Attn:  Jane M. Abernethy, Esq.
                  Facsimile No.:  (212) 977-9164

                  with a copy to:

                  Friedman Kaplan & Seiler LLP
                  875 Third Avenue
                  New York, NY  10022
                  Attn.:  Lisa Gersh Hall, Esq.
                  Facsimile No.:  (212) 355-6401

                  12. Arbitration. The parties agree that all disputes arising hereunder shall be settled by arbitration to be held in New York, New York in accordance with the applicable rules of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Nothing contained herein shall prevent any party from seeking injunctive relief, if necessary from a court of competent jurisdiction.

                  13. Cooperation between the Parties. At the request of Strategy or Lancit, Scanlan shall provide reasonable cooperation in connection with any matters relating to tax issues of either Strategy or Lancit and will execute all documents necessary to effectuate the terms of this Agreement.
                  14. New York Law. This Agreement is entered into in the State of New York and shall be interpreted in accordance with the internal laws of the State of New York, without regard to New York's choice-of-law rules.
                  15. Binding Nature. This Agreement shall inure to the benefit of, and be binding upon, and enforceable against, the successors, heirs, personal representatives and permitted assigns of the parties hereto.
                  16. Amendments. This Agreement may not be modified, amended or terminated except by a writing signed by the parties against which such modification, amendment or termination is sought to be enforced.
                  17. Blue Penciling. If any court determines that any portion of this Agreement is unenforceable because of scope or duration, such court shall have the power to reduce the duration or scope of such portion of the Agreement, and, in its reduced form, the Agreement shall then be enforceable.
                  18. Counterparts. This Agreement may be executed in counterparts, each executed counterpart constituting an original but all together only one agreement among the parties hereto.
                  19. Delay. No course of dealing and no delay on the part of a party in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers or remedies. No single or partial exercise of any rights, powers or remedies shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
                  20. Assignment. No party may assign or transfer any of its rights or obligations under this Agreement without the express written consent of the others, which consent may be withheld for any reason. However, the Strategy Related Parties may transfer their respective rights and obligations under this Agreement as part of a larger transfer of respective rights and obligations by operation of law to a successor in connection with any merger, reorganization, liquidation or amalgamation involving any of the Strategy Related Entities.
                  21. Advice of Counsel. In connection with the negotiation and execution of this Agreement (including the ADEA Waiver appended hereto), Scanlan has been advised by Tenzer Greenblatt LLP, counsel of her own choosing. Scanlan has read this Agreement in its entirety, fully understands its terms and is signing it voluntarily of her own free will.
                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed and delivered at New York, New York as of the date first written above.
                                            THE STRATEGY LICENSING
                                                      COMPANY, INC.



                                          By /s/LAURENCE A. LANCIT




                                                     LANCIT MEDIA
                                                      ENTERTAINMENT, LTD.




                                          By /s/SUSAN L. SOLOMON



                                            /s/ ARLENE SCANLAN
                                                Arlene Scanlan

                                                                       Exhibit A

                                   STOCK POWER

For value received, ARLENE SCANLAN, does hereby sell, assign and transfer unto LANCIT MEDIA ENTERTAINMENT, LTD., fifteen (15) shares of Common Stock of The Strategy Licensing Company, Inc. standing in her name on the books of said corporation, and does hereby irrevocably constitute and appoint JANE M. ABERNETHY attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:  October 10, 1997





By/s/ ARLENE SCANLAN
  Arlene Scanlan

                                                                      Schedule A


Properties and/or Entities from which Scanlan is released from Non-Compete


1.       "America's Dumbest Criminals"

2. "WORLD WILDLIFE FUND," and the marks "WWF" and the Panda design.

3. Except as set forth in item 2 above, all properties owned by World Wildlife Fund, Inc., a Delaware corporation, but such release shall not be effective until after July 31, 1998.

4.       "Love Letters"

5.       "The American Experience"

6. Except as set forth in item 5 above, all properties owned by WGBH Educational Foundation, a non-profit charitable Massachusetts corporation, but such release shall not be effective until after July 31, 1998.

7.       "Sonic the Hedgehog"

8.       "Bedtime Buddies"

9. "Class of 2000" and all properties owned by the owner thereof.

10.      "Psycho Chihuahua"/Wrench, L.L.C.

                                                                      Schedule B


Furniture to be Returned to Scanlan.


Two burgundy  lamps with shades
Four small black chairs
Six burgundy  chairs
One desk/conference room table

                    WAIVER OF CLAIMS UNDER AGE DISCRIMINATION
                            IN EMPLOYMENT ACT (ADEA)


This statement is attached to and made a part of the Agreement dated October 10, 1997. By signing this statement, I am waiving any claims that I may now have against the Strategy Related Entities under the Age Discrimination in Employment Act (ADEA). My signature below acknowledges that I have read and fully understand this waiver and the terms of the appended severance proposal (collectively, the "Agreement"), that I have had the opportunity to consult with an attorney regarding the terms of the Agreement, that I have had at least 21 days to consider this waiver, that I am entering into this Agreement freely and without coercion, not in reliance on any representation or promises other than those contained in the Agreement, and that I intend to be bound by the terms of the Agreement. I understand that the benefits provided under the Agreement are conditioned upon this waiver.

I agree that I have had seven days to consider the terms of the Agreement and to consider whether to revoke my acceptance of the terms of this Agreement. I understand that I shall be bound by all of the terms of the Agreement if I have not so revoked my acceptance as described in the preceding sentence.

ACCEPTED AND AGREED TO:



/s/ ARLENE SCANLAN
Arlene Scanlan

                                   STOCK POWER

For value received, ARLENE SCANLAN, does hereby sell, assign and transfer unto LANCIT MEDIA ENTERTAINMENT, LTD., fifteen (15) shares of Common Stock of The Strategy Licensing Company, Inc. standing in her name on the books of said corporation, and does hereby irrevocably constitute and appoint JANE M. ABERNETHY attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:  October 10, 1997





By /s/ARLENE SCANLAN
  Arlene Scanlan